THE NEW HOME COMPANY INC.
2014 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT
The New Home Company Inc., a Delaware corporation (the “Company”), hereby grants to [__________] (the “Holder”) as of [____________] (the “Grant Date”), pursuant to the terms and conditions of The New Home Company Inc. 2014 Long-Term Incentive Plan (the “Plan”), a restricted stock unit award (the “Award”) with respect to [____] shares of the Company’s Common Stock, par value $0.01 per share (“Common Stock”), upon and subject to the restrictions, terms and conditions set forth in the Plan and this agreement (the “Agreement”).
1.Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Holder accepts this Agreement by executing it in the space provided below and returning such original execution copy to the Company.
2.    Rights as a Stockholder. The Holder shall not be entitled to any privileges of ownership with respect to the shares of Common Stock subject to the Award unless and until, and only to the extent, such shares become vested pursuant to Section 3 hereof and the Holder becomes a stockholder of record with respect to such shares. As of each date on which the Company pays a cash dividend to record owners of shares of Common Stock (a “Dividend Date”), the number of shares subject to the Award shall increase by (i) the product of the total number of shares subject to the Award immediately prior to such Dividend Date multiplied by the dollar amount of the cash dividend paid per share of Common Stock by the Company on such Dividend Date, divided by (ii) the Fair Market Value of a share of Common Stock on such Dividend Date. Any such additional shares shall be subject to the same vesting conditions and payment terms set forth herein as the shares to which they relate.
3.    Restriction Period and Vesting.
3.1.    Service-Based Vesting Condition. Except as otherwise provided in the Plan, the Agreement or any other agreement between the Company and the Holder, the Award shall vest [in its entirety on the [third] [first] anniversary of the Grant Date] [OR] [(i) on the first anniversary of the Grant Date with respect to one-third of the number of shares subject thereto on the Grant Date, rounded up to the nearest whole share, (ii) on the second anniversary of the Grant Date with respect to an additional one-third of the number of shares subject thereto on the Grant Date, rounded down to the nearest whole share and (iii) on the third anniversary of the Grant Date with respect to the remaining shares subject thereto;] provided the Holder remains continuously employed by the Company through the applicable vesting date. The period of time prior to the vesting shall be referred to herein as the “Restriction Period.”
3.2.    Change in Control. In the event of a Change in Control, the Award shall become fully vested immediately prior to such Change in Control, and the Board (as constituted prior to such Change in Control) may, in its discretion:
(a)    require that shares of capital stock of the corporation resulting from such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to the Award, with an appropriate and equitable adjustment to the Award as determined by the Board in accordance with Section 6.2; or
(b)    require the Award to be surrendered to the Company and to be immediately cancelled by the Company, and to provide for the Holder to receive (i) a cash payment from the Company in an amount equal to the number of shares of Common Stock then subject to the Award multiplied by the Fair Market Value of a share of Common Stock on the date of the occurrence of the Change in Control, (ii) shares of capital stock of the corporation resulting from such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (i) above or (iii) a combination of the payment of cash pursuant to clause (i) above and the issuance of shares pursuant to clause (ii) above.
3.3.    Termination as a Result of Holder’s Retirement. If the Holder’s employment with the Company terminates by reason of the Holder’s Retirement, then the Award shall become vested with respect to a prorated number of shares of Common Stock, [determined by multiplying the number of shares subject to the Award by a fraction, the numerator of which is the number of months from the Grant Date until the date of the Holder’s Retirement and the denominator of which is [36] [12]] [OR] [determined by multiplying the number of shares subject to the Award that are scheduled to become vested on the next vesting date following the date of the Holder’s Retirement by a fraction, the numerator of which is the number of months from the most recent vesting date until the date of the Holder’s Retirement and the denominator of which is 12], and the remainder of the Award shall be forfeited by the Holder and cancelled by the Company.
3.4.    Termination of Employment for a Reason Other than Retirement. If the Holder’s employment with the Company terminates prior to the end of the Restriction Period for any reason other than Retirement, then the portion of the Award that was not vested immediately prior to such termination of employment shall be immediately forfeited by the Holder and cancelled by the Company.
3.5.    Definitions.
(a)    For purposes of this Agreement, “Cause” shall have the meaning set forth in the employment agreement, if any, between the Holder and the Company, provided that if the Holder is not a party to an employment agreement that contains such definition, then “Cause” shall mean any of the following, as reasonably determined, in good faith, by the Board: (i) the Holder’s willful failure to follow the reasonable and lawful directions of the Company; (ii) conviction of a felony (or a plea of guilty or nolo contendere by the Holder to a felony) that materially harms the Company; (iii) acts of fraud, dishonesty or misappropriation committed by the Holder and intended to result in substantial personal enrichment at the expense of the Company; (iv) willful misconduct by the Holder in the performance of the Holder’s material duties which is likely to materially damage the financial position or reputation of the Company; or (v) a material breach of any agreement between the Company and the Holder.
(b)    For purposes of this Agreement, “Retirement” shall mean the termination of the Holder’s employment on or after attaining age 65 and completion of at least five years of service after the closing of the initial public offering of the Company, other than a termination by the Company for Cause.
4.    Delivery of Certificates.  Subject to Section 6, as soon as practicable (but no later than thirty (30) days) after the vesting of the Award, in whole or in part, the Company shall deliver or cause to be delivered one or more certificates issued in the Holder’s name (or such other name as is acceptable to the Company and designated in writing by the Holder) representing the number of vested shares.  The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 6.1.  Prior to the issuance to the Holder of the shares of Common Stock subject to the Award, the Holder shall have no direct or secured claim in any specific assets of the Company or in such shares of Common Stock, and will have the status of a general unsecured creditor of the Company.
5.    Transfer Restrictions and Investment Representation.
5.1.    Nontransferability of Award. The Award may not be transferred by the Holder other than by will or the laws of descent and distribution or, to the extent permitted by the Committee, pursuant to the designation of one or more beneficiaries on the form prescribed by the Company, a trust or entity established by the Holder for estate planning purposes, a charitable organization designated by the Holder or pursuant to a qualified domestic relations order, in each case, without consideration.  Except to the extent permitted by the foregoing sentence, the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.  Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award, the Award and all rights hereunder shall immediately become null and void.
5.2.    Investment Representation. The Holder hereby represents and covenants that (a) any share of Common Stock acquired upon the vesting of the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Holder shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of vesting of any shares of Common Stock hereunder or (y) is true and correct as of the date of any sale of any such share, as applicable. As a further condition precedent to the delivery to the Holder of any shares of Common Stock subject to the Award, the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board shall in its sole discretion deem necessary or advisable.
6.    Additional Terms and Conditions of Award.
6.1.    Withholding Taxes. (a) The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock upon the vesting of the Award, payment by the Holder of such Award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such Award (the “Required Tax Payments”).
(b)    The Holder may satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company, (2) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the date the obligation to withhold or pay taxes arises in connection with the Award (the “Tax Date”), equal to the Required Tax Payments, (3) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered or an amount of cash which would otherwise be payable to the Holder having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments or (4) any combination of (1), (2) and (3). Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Holder.
6.2.    Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the terms of this Award, including the number and class of securities subject hereto, shall be appropriately adjusted by the Committee. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of rights of the Holder. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.
6.3.    Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the shares of Common Stock subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, the shares of Common Stock subject to the Award shall not be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.
6.4.    Award Subject to Clawback. The Award and any shares of Common Stock, cash, other securities or other property delivered pursuant to the Award are subject to forfeiture, recovery by the Company or other action pursuant to any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.
6.5.    Section 409A. This Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted and construed consistently with such intent. The payments to the Holder pursuant to this Agreement are also intended to be exempt from Section 409A of the Code to the maximum extent possible as short-term deferrals pursuant to Treasury regulation §1.409A-1(b)(4). In the event the terms of this Agreement would subject the Holder to taxes or penalties under Section 409A of the Code (“409A Penalties”), the Company and the Holder shall cooperate diligently to amend the terms of this Agreement to avoid such 409A Penalties, to the extent possible; provided that in no event shall the Company be responsible for any 409A Penalties that arise in connection with any amounts payable under this Agreement. To the extent any amounts under this Agreement are payable by reference to the Holder’s termination of employment, such term shall be deemed to refer to the Holder’s “separation from service,” within the meaning of Section 409A of the Code. Notwithstanding any other provision in this Agreement, if the Holder is a “specified employee,” as defined in Section 409A of the Code, as of the date of Holder’s separation from service, then to the extent any amount payable to the Holder (i) constitutes the payment of nonqualified deferred compensation, within the meaning of Section 409A of the Code, (ii) is payable upon the Holder’s separation from service and (iii) under the terms of this Agreement would be payable prior to the six-month anniversary of the Holder’s separation from service, such payment shall be delayed until the earlier to occur of (a) the first business day following the six-month anniversary of the separation from service and (b) the date of the Holder’s death.
6.6.    Award Confers No Rights to Continued Employment. In no event shall the granting of the Award or its acceptance by the Holder, or any provision of the Agreement or the Plan, give or be deemed to give the Holder any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time.
6.7.    Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.
6.8.    Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.
6.9.    Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to The New Home Company Inc., Attn: [_______], 95 Enterprise, Suite 325, Aliso Viejo, California 92656, and if to the Holder, to the last known mailing address of the Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.
6.10.    Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.
6.11.    Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan, including Section 5.8 relating to a Change in Control, and shall be interpreted in accordance therewith. The Holder hereby acknowledges receipt of a copy of the Plan.
6.12.    Entire Agreement. The Plan is incorporated herein by reference. Capitalized terms not defined herein shall have the meanings specified in the Plan. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.
6.13.    Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.
6.14.    Amendment and Waiver. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Holder, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.
6.15.    Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

THE NEW HOME COMPANY INC.

By:______________________________

Accepted this ___ day of _____________, 20___

______________________________